EXHIBIT 99.2

                               TPG PARTNERS, L.P.
                              TPG PARALLEL I, L.P.
                                 201 Main Street
                                   Suite 2420
                             Fort Worth, Texas 76102

                                  March 1, 1999


Denbury Resources Inc.
17204 Preston Road
Suite 200
Dallas, Texas 75252

         RE: Termination of Securities Purchase Agreement

Ladies and Gentlemen:

         Reference is made to the Securities Purchase Agreement, dated as of November 13, 1995 between TPG Partners, L.P. and Denbury Resources Inc. (as successor in interest to Newscope Resources Ltd.), as amended by the First Amendment to Securities Purchase Agreement, dated as of December 21, 1995 among TPG Partners, L.P., TPG Parallel I, L.P. and Denbury Resources Inc. (as successor in interest to Newscope Resources Ltd.) (such agreement as so amended, the "Securities Purchase Agreement").

         This letter confirms our understanding and agreement that, effective as of the closing under the Stock Purchase Agreement dated as of December 16, 1998 between Denbury Resources Inc. and TPG Partners II, L.P., the Securities Purchase Agreement shall terminate and cease to have any force or effect. Please acknowledge your confirmation of this understanding and agreement by countersigning and returning to us the enclosed copy of this letter where indicated below.

                                Very truly yours,

                                TPG PARTNERS, L.P.
                                By:  TPG GenPar, L.P., its general partner
                                     By: TPG Advisors, Inc., its general partner

                                     By: ___________________________________
                                         Name:  William S. Price, III
                                         Title:   Vice President

                                TPG PARALLEL II, L.P.
                                By:  TPG GenPar, L.P., its general partner
                                     By: TPG Advisors, Inc., its general partner

                                     By: ___________________________________
                                         Name:  William S. Price, III
                                         Title:   Vice President


Confirmed and agreed:

DENBURY RESOURCES, INC.

By:__________________________________
Name:  Phil Rykoek
Title: Chief Financial Officer